UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-42460	99-3527155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 339-222-6714

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RAIN	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	RAINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 6, 2026, Rain Enhancement Technologies Holdco, Inc. (the “Company”) received a deficiency letter (the “Letter”) from the Nasdaq Listing Qualifications Department (the “Staff”) notifying the Company that, based upon the closing bid price of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), for the 30 consecutive business day period ended November 5, 2026, the Company no longer satisfies the requirement to maintain a minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Letter has no immediate effect on the listing of the Class A Common Stock, which continues to trade on The Nasdaq Capital Market under the symbol “RAIN”.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has until May 5, 2027 to regain compliance with the Minimum Bid Price Requirement (the “Compliance Period”). To regain compliance, the closing bid price for the Class A Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days during the Compliance Period, unless the Staff exercises its discretion to extend this ten business day period. If the Company does not regain compliance with the Minimum Bid Price Requirement within the Compliance Period (including any extensions that may be granted by Nasdaq), the Staff will provide written notice to the Company that the Class A Common Stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a hearings panel, however, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff, that such appeal would be successful.

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement.

Forward Looking Statements

Certain information contained in this Current Report on Form 8-K consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “must,” “will,” “may,” “intends,” “expects,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the Compliance Period. Additional factors that could cause actual results to differ from the forward-looking statements herein include potential adverse effects on the Company’s business related to the disclosures made in this Current Report on Form 8-K, or the initiation of new legal proceedings, volatility of the Company’s stock price, and the other risk factors discussed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2026	RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

	By:	/s/ Randall Seidl
	Name:	Randall Seidl
	Title:	Chief Executive Officer

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